Exhibit 99.1

UTStarcom, Inc. and UTStarcom Holdings Corp. Announce Approval of Merger

Beijing, June 24, 2011 — UTStarcom, Inc. (“UTStarcom” or the “Company”) (NASDAQ: UTSI), a leading provider of interactive, IP-based network solutions in iDTV, IPTV, Internet TV and Broadband for cable and telecom operators, and UTStarcom Holdings Corp., a company incorporated under the laws of the Cayman Islands (“UTS Holdings”), announced today the proposed merger (the “Merger”) to reorganize the Company as a Cayman Islands company was approved by the stockholders of UTStarcom at the annual meeting held at 4:00 p.m. local time today (the “Annual Meeting”).

UTStarcom is proceeding with the completion of the transaction and expects the Merger to become effective on June 24, 2011 at 4:30 p.m. Eastern Time.

Pursuant to the approval of the Company’s stockholders today, UTSI Mergeco Inc., a Delaware corporation and a wholly-owned subsidiary of UTS Holdings, will merge with and into our existing public company, UTStarcom, which is incorporated under the laws of the State of Delaware. As a result of the reorganization, UTS Holdings, currently a wholly-owned subsidiary of UTStarcom, will become the parent company of UTStarcom group of companies. After the reorganization, UTStarcom expects to continue to conduct its business in substantially the same manner as it does today.

UTStarcom stockholders will have their existing common stock automatically converted into a right to receive an equal number of ordinary shares in UTS Holdings, the new Cayman Islands public company. Upon completion of the Merger, UTS Holdings’s shares will be traded on the NASDAQ Stock Market (“NASDAQ”) under the same stock symbol “UTSI.”

Following completion of the Merger, UTS Holdings is expected to qualify as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission.  The Company will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, and as long as the UTS Holdings’ ordinary shares are listed on NASDAQ, the governance and disclosure rules of that stock exchange.

About UTStarcom, Inc.

UTStarcom is a leading provider of interactive, IP-based network solutions in iDTV, IPTV, Internet TV and Broadband for cable and telecom operators. The Company sells its solutions to operators in both emerging and established telecommunications and cable markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks.

Founded in 1991, listed in NASDAQ in 2000, the Company has its operational headquarters in Beijing, China and research and development operations in China and India. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

About UTStarcom Holdings Corp.

UTS Holdings is a newly formed exempted company incorporated under the laws of the Cayman Islands.  An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Law.

For more information, please contact:

Jing Ou-Yang

UTStarcom, Inc.

Phone: +8610 8520 5153

jouyang@utstar.com

Brion Tingler

Kreab Gavin Anderson

Phone: +8610 6535 3567

btingler@kreabgavinanderson.com

Forward-Looking Statements

This release includes forward-looking statements, including statements regarding the completion of the Merger, the conversion of UTStarcom common stock into the right to receive an equal number of UTS Holdings ordinary shares, the change in the Company’s place of incorporation, the rules and regulations UTS Holdings will be subject to following the Merger and UTS Holdings’ qualification as a foreign private issuer. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These uncertainties include, but are not limited to, the ability of the parties to consummate the proposed Merger, the satisfaction of closing conditions to consummate the Merger, and the ability of UTS Holdings to qualify and maintain its status as a foreign private issuer. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement.